SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. 1)



(X)  Filed by the Registrant
( )  Filed by a Party other than the Registrant

Check the appropriate box:

( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X)  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                          Tysons Financial Corporation
            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

( )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

(X) Fee previously paid with preliminary materials.
    Filed April 25, 1996.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                              [TYSONS LETTERHEAD]

May, 1996

Dear Stockholder,

You are cordially invited to attend the annual stockholder's meeting of Tysons Financial Corporation. The annual meeting will be held on Friday, June 14, 1996 at 3:30 p.m. at Tysons National Bank, 8200 Greensboro Drive, Suite 100, McLean, Virginia 22102.

Enclosed you will find the Notice of Annual Meeting and Proxy Statement describing the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the future of the Company and review the Company's activities from the previous year.

In particular, let me note the attached press release, which describes a public offering by your company. Once the offering is completed your Company's common stock will be quoted on the NASDAQ SmallCap Market under the symbol, TYSN.

We encourage every shareholder, whether or not you expect to attend the annual meeting, to date, sign the enclosed proxy and return it promptly in the enclosed envelope. Representation of your shares at the annual meeting is very important. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

It is always a pleasure to meet with our shareholders and we look forward to seeing you at the annual meeting.

Sincerely,

/s/ RICHARD SCHWARTZ           /s/ PAT ROWLAND          /s/ TERRIE G. SPIRO
- --------------------           ---------------          -------------------
Richard Schwartz               J. Patrick Rowland       Terrie G. Spiro
Chairman of the Board          Chairman of the Board    President/CEO
Tysons Financial Corporation   Tysons National Bank     Tysons Financial
                                                          Corporation

                                                        President/CEO
                                                        Tysons National Bank

                              [TYSONS LETTERHEAD]


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                    CONTACT
April 3, 1996                                            Terrie G. Spiro
                                                         President/CEO
                                                         703/556-0015

           TYSONS FINANCIAL CORPORATION FILES REGISTRATION STATEMENT
                      FOR PUBLIC OFFERING OF COMMON STOCK

McLean, Virginia - Tysons Financial Corporation announced today that it has filed a Registration Statement on Form SB-2 with respect to a proposed public offering of 300,000 shares of its common stock. The Company expects that the offering will be underwritten on a firm commitment basis by Scott & Stringfellow, Inc.

The offering will be made only by means of a prospectus.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or any such State.

Tysons National Bank is a community bank engaged in a general commercial banking business with particular emphasis on the needs of professionals, entrepreneurs and small to medium sized businesses located in its primary service area in Tysons Corner, Virginia. Tysons National Bank operates branches at its headquarters in Tysons Corner and in Reston, Virginia.

                          TYSONS FINANCIAL CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 14, 1996


         The Annual Meeting of Shareholders (the "Meeting") of Tysons Financial Corporation (the "Company") will be held at the Company's offices at 8200 Greensboro Drive, Suite 100, McLean, Virginia 22102 on the 14th of June 1996, at 3:30 p.m. (local time) for the following purposes:

                  1.   To elect five members to the Board of Directors

                  2.   To  consider  the   ratification   and  approval  of  the
                       appointment of KMPG Peat Marwick LLP, as the Company's independent certified public accountants; and

                  3. To consider such other matters as properly may come before the Meeting or any adjournment of the Meeting.

         Only holders of record of the Company's Common Stock at the close of business on April 30, 1996, will be entitled to notice of and to vote at the Meeting. The stock transfer books will remain open.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed. Please sign, date and return the Proxy promptly to the Company in the enclosed postage-paid reply envelope. This will not prevent you from voting in person, should you desire to do so, but will help to secure a quorum and will assist us in preparing for the Meeting.

         All shareholders are cordially invited to attend the Meeting.


                                By Order of the Board of Directors

                                /s/ TERRIE G. SPIRO
                                ----------------------------------
                                Terrie G. Spiro
                                President and Chief Executive Officer


May 3, 1996


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                          TYSONS FINANCIAL CORPORATION

                              8200 GREENSBORO DRIVE
                                    SUITE 100
                             McLEAN, VIRGINIA 22102

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 14, 1996

         This Proxy Statement and accompanying proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Tysons Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on June 14, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted FOR the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS" and, at the proxy holder's discretion, on any other manner that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A shareholder may elect to attend the Meeting and vote in person even if he or she has a proxy outstanding.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company and Tysons National Bank (the "Bank") may solicit proxies personally and by telephone, telecopy, or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

         The Company has fixed April 30, 1996, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 668,619 shares of common stock of the Company, par value $5.00 per share (the "Common Stock"), with each share being entitled to one vote. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

         This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about May 3, 1996.

         Any shareholder or shareholder's representative who, because of a disability, may need special assistance to allow him or her to participate in the annual meeting of shareholders may request reasonable assistance from the Company by contacting Tysons Financial Corporation, attention: Elissa A. Felix, 8200 Greensboro Drive, Suite 100, McLean, Virginia 22102, telephone
(703)556-0015, fax (703) 556-0023. To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by May 31, 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



         The following information sets forth certain information regarding the beneficial ownership of Common Stock as of April 30, 1996, by each of the Company's and the Bank's directors and nominees and by each person known by the Company to own beneficially more than 5% of the Company's voting securities and by the officers and directors of the Company as a group, including the number of shares beneficially owned by and percentage ownership of each person as of such date.



                                                                 Number of                     Percent of
Name of Beneficial Owner                                     Shares Owned (1)                   Class (2)
- ------------------------                                     ----------------                   ---------

Joel M. Birken                                                     3,050                          0.45%
8133 Leesburg Pike
Ninth Floor
Vienna, VA 22182

James L. Bowman                                                 40,000 (3)                        5.81%
P.O. Box 6
Stephens City, VA 22655

Michael Farnum                                                  15,731 (3)                        2.34%
1138 Swinks Mill Road
McLean, VA  22102

Glaize Developments                                             45,000 (3)                        6.53%
Fred L. Glaize III
P.O. Box 2598
Winchester, VA 22601

Alben G. Goldstein, M.D.                                        16,637 (3)                        2.47%
6305 Castle Place
Falls Church, VA 22044

Zachary A. Kaye, M.D.                                            8,686 (3)                        1.29%
14904 Jefferson Davis Highway
Woodbridge, VA 22191

Beth W. Newburger                                               13,054 (3)                        1.94%
880 South Pickett Street
Alexandria, Va 22304


                                                                 Number of                     Percent of
Name of Beneficial Owner                                     Shares Owned (1)                   Class (2)
- ------------------------                                     ----------------                   ---------

Estate of G. Richard Pfitzner                                   40,696 (3)                        5.91%
4510 Asdee Lane
Woodbridge, VA  22192

John Patrick Rowland                                             52,940 (3)                       7.75%
1023 15th St, N.W., 7th Floor
Washington, D.C.  20005

Richard Schwartz                                                 36,167 (3)                       5.32%
880 South Pickett Street
Alexandria, VA  22304

William C. Sellery, Jr.                                          47,518 (3)                       6.95%
1023 15th St., N.W., 7th Floor
Washington, D.C.  20005

Terrie G. Spiro                                                  26,671 (3)                       3.87%
8200 Greensboro Drive, Suite 100
McLean, VA  22102

St. Clair J. Tweedie                                             36,720 (3)                       5.37%
5827 Columbia Pike
Suite 55
Falls Church, VA 22041

Tysons Financial ESOP Trust
58200 Greensboro Drive                                            57,051                          8.53%
McLean, VA  22102

Nicholas Van Nelson                                               38,979 (3)                      5.75%
10901 Chimney Lane
Fairfax, VA  22039

Yari V. Vondrich                                                  34,743 (3)                      5.08%
1502 Moran Road
Sterling, VA  21170

Stephen A. Wannall                                                  200                           0.03%
3025 Hamaker Court
Fairfax, VA 22031

Steven A. Zecola                                                 34,743 (3)                       5.08%
6502 Heather Brook Court
McLean, VA  22101

Officers and directors as a group                                316,925 (4)                     41.55%



   1. Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities in which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal. Included in the amount of shares beneficially owned are shares issuable upon the exercise of stock purchase warrants that were issued to the organizers of the Bank and the Company. The stock purchase warrants entitle the holder of the warrants to purchase Common Stock at $10.00 per share at any time during the term of the warrant. The warrants became exercisable on January 2, 1992, and have a term of ten years from July 1, 1991, the date the Bank opened for business. In the event of a capital call upon the Bank, the OCC will require the warrants to be exercised at a price no less than current book value or be forfeited.

   2. Percent is calculated by treating shares subject to options or warrants held by the named individual for whom the percentage is calculated which are exercisable within the next 60 days as if outstanding, but treating shares subject to warrants or options held by others as not outstanding.

   3. Includes warrants to purchase 20,000 shares held by Mr. Bowman; warrants to purchase 4,054 shares held by Mr. Farnum; warrants to purchase 20,000 shares held by Glaize Developments; warrants to purchase 5,160 shares held by Dr.
Goldstein; warrants to purchase 3,686 shares held by Dr. Kaye; warrants to purchase 4,054 shares held by Ms. Newburger; warrants to purchase 20,000 shares held by the estate of Mr. Pfitzner; warrants to purchase 14,743 shares held by Mr. Rowland; warrants to purchase 10,688 shares held by Mr. Schwartz; warrants to purchase 14,743 shares held by Mr. Sellery; warrants to purchase 7,371 shares and stock options to purchase 12,400 shares held by Ms. Spiro; warrants to purchase 14,743 shares held by Mr. Tweedie; warrants to purchase 9,214 shares held by Mr. Van Nelson; warrants to purchase 14,743 shares held by Mr. Vondrich; and warrants to purchase 14,743 shares held by Mr. Zecola.

   4. Includes total warrants of 79,242 and stock options of 14,900, all of which are outstanding.

                               BOARD OF DIRECTORS

         The Company currently has 11 directors. The Company's articles of incorporation and bylaws provide for staggered terms for the Board of Directors. The Board of Directors has been divided into three classes so that, after their initial terms, approximately one-third of the directors are elected to a three-year term at each annual shareholders meeting. Members of the Bank's board of directors will serve one-year terms until the next annual meeting of the Bank's shareholder, and thereafter until their successors are elected and qualified.

         The directors are elected on a staggered basis, as set forth above. Five of the directors are to be elected for the coming year, four to be elected as Class II directors, and one Class I director appointed during the year, to be elected by the shareholders. All nominees are presently serving as directors.

         Directors of the Company receive no compensation for their services as directors. Directors of the Bank, except for Ms. Spiro who is President and CEO of the Company and the Bank, receive $150 for every board meeting attended, paid quarterly in arrears. In addition, effective April 14, 1996, Ms. Newburger will receive no compensation as a Director.

                              ELECTION OF DIRECTORS

         Article XI of the Company's Articles of Incorporation provides that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. Article XI also provides that the three classes of directors are to have staggered terms, so that the terms of only approximately one-third of the Board will expire at each annual meeting of shareholders. Thirteen directors were initially elected to the Board. These directors were apportioned among each of Classes I, II, and III to serve initial terms of one, two, and three years, respectively. All terms after the initial term will be three years. Immediately following the 1994 Annual Meeting of Shareholders, the Board of Directors consisted of eleven members. In 1995, Donald E. Kidwell, a Class III director of the Company and a director of the Bank, resigned from the Board of the Company and the Bank and Joel M. Birken was appointed by the remaining Board members to fill this vacancy. Mr. Birken was then elected to the Board of the Company as a Class I director by the shareholders at the June 1995 shareholders meeting. Also, in May, 1995, J. Anthony Imler, a Class I director, resigned from the Board. Immediately following the 1995 Annual Meeting of Shareholders, the Board of Directors consisted of ten members. In December, 1995, Stephen A. Wannall was appointed by the Board of Directors of the Bank and the Company as a Class I director, and will stand for election at the Meeting.

         The current Class I directors are Joel M. Birken, Alben G. Goldstein, M.D., Zachary A. Kaye, M.D., and Stephen A. Wannall. The current Class II directors are Michael Farnum, Beth W. Newburger, William C. Sellery, Jr., and St. Clair J. Tweedie. The current Class III directors are John Patrick Rowland, Richard Schwartz, and Terrie G. Spiro. The terms of the Class II directors expire this year and Mr. Farnum, Ms. Newburger, Mr. Sellery, and Mr. Tweedie have been nominated for election. Mr. Wannall has been nominated for election as a Class I director.

         The table below sets forth certain information about the nominees, including the class of directors for which the nominee is being nominated, the nominee's age, and the nominee's position with the Company and position with the Company's principal operating subsidiary, Tysons National Bank (the "Bank"). All of the nominees are currently serving as directors of the Company. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below to serve until such time as is specified for the particular class for which they are being nominated and until their successors have been duly elected and have qualified or until their earlier termination in accordance with the Corporation's Bylaws or Articles of Incorporation. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election in his stead of such other person as management may recommend.

                                               Position with   Position with the
                Name              Age          the Company     Bank

Michael Farnum                    50               Director           Director
Beth W. Newburger                 58               Director           Director
William C. Sellery, Jr.           48               Director           Director
St. Clair J. Tweedie              58               Director           Director
Stephen A. Wannall                48               Director           Director


         Michael Farnum has been a Class II director of the Company and a director of the Bank since 1991. He has been, since 1991, self-employed with The Farnum Company and concentrates on the sales and leasing of commercial and industrial real estate. From 1973 to 1991, he was Vice President and sales manager of two regional real estate firms, including Weaver Bros., Inc.

         Beth W. Newburger has been a Class II director of the Company and a director of the Bank since 1991. She has been President of Corabi International Telemetrics, Inc., a biomedical instrumentation company, for more than the past five years. She was appointed Chief of Staff, White House Office of Women's Initiatives and Outreach, in October 1995, and has assumed the position of Associate Administrator, General Services Administration on April 14, 1996.

         William C. Sellery, Jr. has been a Class II director of the Company since 1989 and a director of the Bank since 1991. He is President of Sellery Associates, Inc., since September 1993. Prior to this, he was president of Rowland & Sellery, Inc., a Washington, D.C. business consulting firm from 1988 to 1993.

         St. Clair J. Tweedie has been a Class II director of the Company and a director of the Bank since 1991. He is currently a management consultant. Prior to this, he was the Director of Government Relations for the American Cyanamid Company for more than five years.

         Stephen A. Wannall was appointed in December, 1995, by the Board of Directors of the Company and the Bank to serve as a Class I director of the Company and a director of the Bank. He is the Managing Shareholder of Brown, Dakes & Wannall, P.C., a firm of Certified Public Accountants located in Northern Virginia. Mr. Wannall is a Certified Public Accountant, with over twenty years of experience in public accounting.

The Board of Directors Recommends that You Vote FOR the Election of the Five Nominees Named Above.

Directors and Executive Officers of the Company and the Bank

         The following table sets forth certain information with respect to the directors and executive officers of the Company and the Bank. Executive officers of the Bank are elected by the Bank's Board of Directors for one-year terms and serve until their successors are elected and qualified. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years.



Name                                         Age       Position  Held and  Principal  Occupations

Joel M. Birken                                 48      Mr. Birken has been a class I director of
                                                       the Company and a director of the Bank since 1995.
                                                       He is a founding shareholder of the law firm of Rees,
                                                       Broome & Diaz, P.C., and has practiced law with
                                                       that firm in Vienna, Virginia since 1974.

David M. Cordingley                            49      Mr. Cordingley joined the Company in May 1996.  He has over
                                                       20 years experience in banking including the founding of
                                                       Bank 1st, N.A. in McLean, Virginia in 1987.  Additionally,
                                                       Mr. Cordingley spent 15 years in various positions with
                                                       First American Bank of Virginia.  Mr. Cordingley graduated from C.W. Post College in Greenvale, New York with a B.
                                                       B.A. in Economics.





Name                                         Age       Position  Held and  Principal  Occupations


Michael Farnum                                 50      Mr. Farnum has been a Class II director of the Company and a director of the Bank since 1991.  He has been, since
                                                       1991, self-employed with the Farnum Company and
                                                       concentrates on the sales and leasing of commercial and
                                                       industrial real estate.  From 1973 to 1991, he was Vice
                                                       President and sales manager of two regional real estate
                                                       firms, including Weaver Bros., Inc.


Alben G. Goldstein, M.D.                       50      Dr. Goldstein has been a Class I director of the Company
                                                       since 1989 and a director of the Bank since 1991.  He has
                                                       been an individual practitioner for more than the past
                                                       fifteen years and has been the owner and senior physician
                                                       of the Arthritis Associates of Northern Virginia, P.C. for
                                                       more than the past five years.

Zachary A. Kaye, M.D.                          48      Dr. Kaye has been a Class I director of the Company since
                                                       1989 and a director of the Bank since 1991.  He is
                                                       currently a physician in sole practice in Woodbridge,
                                                       Virginia.  He has been an individual practitioner for more than the past fifteen years.

Beth W. Newburger(1)                           58      Ms. Newburger has been a Class II director of the Company
                                                       and a director of the Bank since 1991.  She has been
                                                       President of Corabi International Telemetrics, Inc., a
                                                       biomedical instrumentation company, for more than the past five years.  She was appointed Chief of Staff, White House
                                                       Office of Women's Initiatives and Outreach, in October,
                                                       1995 and has assumed the position of Associate
                                                       Administrator, General Services Administration as of
                                                       April 14, 1996.

(1) Ms. Newburger is married to Mr. Schwartz.



Name                                         Age       Position  Held and  Principal  Occupations


J. Patrick Rowland                             58      Mr. Rowland has been a Class III director and Vice Chairman of the Board of Directors of the Company since 1989, and a director and Chairman of the Board of the Bank since 1991.
                                                       Since January, 1995, he has been a business consultant with offices in Washington, D.C.  Prior to this, Mr. Rowland was director of government relations for the Borg-Warner
                                                       Security Corporation from September of 1993 to December of
                                                       1994.  For five years prior to that, he was the Chairman of
                                                       Rowland & Sellery, Inc., a Washington, D.C. business
                                                       consulting firm.

Richard Schwartz(2)                            66      Mr. Schwartz has been a Class III director and Chairman of the Board of the Company, and director and Vice Chairman of the Bank, since 1991.  He is the founder, and for more than the past five years, President of Boat Owners Association
                                                       of the United States ("BOAT/U.S.").  He is also the
                                                       Chairman of the Board, CEO, and majority stockholder of
                                                       Boat America Corporation, a service company.  Mr. Schwartz
                                                       is an attorney and is admitted to the New   York, Florida,
                                                       and District of Columbia Bars, and the Supreme Court of the
                                                       United States.

William C. Sellery, Jr.                        48      Mr. Sellery has been a Class II director of the Company
                                                       since 1989 and director of the Bank since 1991.  He is
                                                       President of Sellery Associates, Inc., since September,
                                                       1993.  Prior to this, he was President of Rowland &
                                                       Sellery, Inc., from 1988 to 1993.

(2) Mr. Schwartz is married to Ms. Newburger.



Name                                         Age       Position  Held and  Principal  Occupations


Samuel E. Smith, Jr.                           40      Mr. Smith joined the Bank in June, 1994 as its Vice
                                                       President of Credit Administration and Operations.  Mr.
                                                       Smith previously was Assistant Vice President at Citizens
                                                       Bank of Washington from 1991 to 1994.  From 1986 to 1991,
                                                       Mr. Smith served as Assistant Vice President of Citizens
                                                       Bank of Virginia.

Terrie G. Spiro                                39      Ms. Spiro has been President/CEO and a Class III director
                                                       of the Company since 1989, and President/CEO and director
                                                       of the Bank since 1991.  Ms. Spiro has over sixteen years
                                                       of commercial banking experience.  Prior to the founding of the Company, Ms. Spiro was President/CEO of Sports 2000,
                                                       Inc., which she founded in 1986.

St. Clair J. Tweedie                           58      Mr. Tweedie has been a Class II director of the Company and
                                                       a  director  of the  Bank  since    1991.    He   is
                                                       currently  a   management consultant.    Prior   to
                                                       this, he was the Director of  Government  Relations
                                                       for   American   Cyanamid Company for more than the
                                                       past five years.

Janet A. Valentine                             43      Ms. Valentine has served as Senior Vice President and Chief
                                                       Financial Officer of the Bank since February, 1996.  From
                                                       1991 to 1996, she was Vice President and Controller at
                                                       Patriot National Bank of Virginia.  Ms. Valentine has over
                                                       18 years of experience in bank financial reporting,
                                                       budgeting and management.

Stephen A. Wannall                             48      Mr. Wannall was appointed to serve as a Class I director of the Company and a director of the Bank in December, 1995.
                                                       He is the Managing Shareholder of Brown, Dakes & Wannall,
                                                       P.C., an accounting firm located in Northern Virginia.
                                                       Mr. Wannall is a Certified Public Accountant and has over
                                                       twenty years of experience in public accounting.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company met five times in 1995. The Board of Directors of the Bank met twelve times during the year ended December 31, 1995. The Company's Board of Directors has no standing committees. All existing committees are of the Bank's Board of Directors. The Bank has no standing nominating committee.

         The Bank' s Audit/Compliance Committee is composed of William C. Sellery, Jr., Chairman, Alben G. Goldstein, St. Clair J. Tweedie, Stephen A.
Wannall, Terrie G. Spiro (ex-officio), and Samuel Smith, Jr. (ex officio, compliance officer). The Audit/Compliance Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's response thereto. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The Audit Committee met three times in 1995.

         The Bank has a Personnel & Compensation Committee,  composed of Zachary
A. Kaye, Chairman, Beth W. Newburger, William C. Sellery, Jr., and Joel M. Birken. The Personnel & Compensation Committee is responsible for establishing the compensation plans for the Bank. Its duties include the development with management of all benefit plans for employees of the Bank, the formulation of bonus plans, incentive compensation packages, stock option plans, and medical and other benefit plans. The members of the Compensation Committee also currently function as the stock option committee of the Company for determining the grant of options and other stock purchase rights to employees of the Bank pursuant to the Stock Option Plan. This Committee met one time during the year ended December 31, 1995.

                  All of the directors of the Company and the Bank attended at least 75% of such meetings and the meetings of each committee on which they served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Currently, all operations of the Company are conducted at the Bank level and the Company does not have any employees who are compensated separately for their services to the Company. Executive officers of the Bank include the President/Chief Executive Officer, Senior Vice President/Chief Lending Officer, the Senior Vice President/Chief Financial Officer and the Vice President of Credit Administration and Operations. The executive officers are elected by the Board of Directors of the Bank for one year terms and serve until their successors are elected and qualified.

Summary of Cash and Certain Other Compensation

         The following table sets forth for the fiscal years ended December 31, 1993, 1994, and 1995, the cash compensation paid or accrued by the Company and the Bank, as well as certain other compensation paid or accrued for those years, for services in all capacities to the Chief Executive Officer of the Company and the Bank, Terrie G. Spiro (the "Named Executive Officer"). No executive officer of the Company or the Bank, other than Ms. Spiro, earned total annual compensation, including salary and bonus, for the fiscal year ended December 31, 1995, in excess of $100,000.




                           SUMMARY COMPENSATION TABLE
                                                                            Long Term
                                                                            Compensation Awards
                                        Annual Compensation(1)(2)
                                                                            Securities            All Other Compen-
Name and Principal Position                                                 Underlying            sation($)
                              Year        Salary($)        Bonus($)         Options(#)

Terrie G. Spiro - President   1995         105,663          40,000            3,000               18,609(3)
and Chief Executive Officer
                              1994         102,731            -0-             6,000               14,383
                              1993          97,700           5,000              -0-               13,519

- --------------------

(1) See "Option Grants," "Option Exercises and Year-End Values" and "Stock Option Plan" for disclosure regarding outstanding stock options.

(2) In accordance with SEC rules, perquisites constituting less than the lesser of $50,000 or 10% of total salary and bonuses are not reported.

(3) Comprises employer contributions of term life insurance premium of $184, disability insurance premium of $2,401, health insurance premium of $2,304, car lease payments of $6,316, fuel and parking allowance of $3,600, and club dues of $3,804.


Option Grants

         Options granted to the Named Executive Officer during 1995 are set forth in the following table. For disclosure regarding the terms of stock options, see "Stock Option Plan."





                          Option Grants in Last Fiscal Year
                                   Individual Grants

                       Number of      Percent of                                        Potential Realizable
                         Shares      Total Options                                      Value at Assumed Annual
                       Underlying     Granted to         Exercise                       Rates of Stock Price
                         Options       Employees           Price         Expiration     Appreciation for Option
Name                   Granted (#)      in 1995        ($/share) (1)        Date        Term (2)
- ----                   -----------     ---------       -------------      --------      -----------------------
                                                                                        5%($)          10%($)
                                                                                        -----          ------



Terrie G. Spiro           3,000          46.15             8.75             1/06        $16,508      $41,836

- ------------------

(1) The exercise price of each option was the fair market value of the underlying Common Stock on the date of the grant, as determined by the Board of Directors of the Company,

(2) Future value of current-year grants assuming the indicated percentage rates per year over the applicable option term. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

Option Exercises and Year-End Values

         No stock options were exercised by the Named Executive Officer during 1995. There were no SARs outstanding during 1995. The following table sets forth certain information regarding unexercised options held by the Named Executive Officer as of December 31, 1995:



                                           Aggregated Fiscal Year-End Option Values

                                     Number of Securities                          Value of Unexercised
                                    Underlying Unexercised                        In-the-Money Options at
                                Options at Fiscal Year-End (#)                    Fiscal Year-End ($)(1)
                                ------------------------------               ---------------------------

Name                          Exercisable           Unexercisable           Exercisable           Unexercisable

Terrie G. Spiro                  9,000                    0                     N/A                    N/A

- ------------------

(1)      Value determined by Board of Directors of the Company.


Employment Contracts and Termination of Employment Agreements

         In February, 1990, Terrie G. Spiro and the Company executed an employment agreement. A first amendment to the employment agreement was signed in April, 1992 and a second amendment was signed on March 31, 1996. The following is a summary of the material terms of the employment agreement and the amendment. The term of employment was deemed to have commenced July 1, 1991, and continues for a period of five years unless terminated. After completion of the initial five years, the agreement will automatically be extended for an additional year, and shall thereafter be extended on a year-to-year basis unless either party gives notice of intention to terminate. In March, 1996, the Company and Ms. Spiro signed a second amendment to extend the employment agreement through June 30, 1997. According to the terms of the employment agreement, Ms. Spiro receives a base salary of $90,000 and benefits including, but not limited to, individual contributory health insurance, term life insurance policy, the cost of annual dues to the Army Navy Country Club, and initiation fee and dues for membership in the Tower Club. Ms. Spiro's employment agreement entitles her to receive incentive stock options equal to one-half of one percent per year for six years of the initial stock issue by the Company and is awarded based on the Bank achieving certain performance objectives. The first year was based on achieving the pro forma financial results contained in the application to charter the Bank filed with the OCC. Years two through six are based on attaining the Bank's annual budget and return on assets standards. The maximum amount of stock options to which Ms. Spiro will be entitled will be three percent of the initial stock issue. The employment agreement and amendment also provide for incentive bonus compensation if, during each calendar year, the Bank meets certain performance objectives, including but not limited to: (i) asset quality; (ii) asset growth; and (iii) return on assets. In the event of a hostile takeover or a change in control of the Company or the Bank prior to June 30, 1997, the Company will continue to pay Ms. Spiro's salary and bonuses for the longer of the remaining term of the agreement or the next twelve months. The Company maintains a key-person insurance policy on the life of Ms. Spiro. Upon Ms. Spiro's death, proceeds of $200,000 under the policy are payable to the Company.


Stock Option Plan

         During 1992, the Board of Directors of the Company adopted, and the shareholders approved, the Tysons Financial Corporation Stock Option Plan (the "Plan"). The Plan provides that restricted stock and stock options may be granted for the purchase of up to 160,058 shares, subject to adjustment upon changes in capitalization. On April 5, 1994, the Company granted stock options to acquire 6,000 shares of the Common Stock of the Company to Terrie G. Spiro pursuant to the Plan. On January 25, 1995, the Company granted stock options to acquire 3,000 shares of the Common Stock of the Company to Terrie G. Spiro pursuant to the Plan. On January 25, 1995, the Company granted additional stock options to acquire an aggregate of 3,500 shares of Common Stock to various other officers of the Bank pursuant to the Plan. On January 26, 1996, the Company granted additional stock options to acquire an aggregate of 3,000 shares of Common Stock to various other officers of the Bank, and on February 21, 1996, the Company granted stock options to acquire 3,400 shares of the Common Stock of the Company to Terrie G. Spiro, pursuant to the Plan. All options granted to date have an exercise price of $8.75. No other stock options or restricted stock has been granted pursuant to the Plan. The Plan is intended as an incentive for and as a means of encouraging share ownership by persons who are employees or directors of the Company or the Bank. Options may be granted to employees or directors of the Company or the Bank or any subsidiary of the Company or the Bank and may be granted either as incentive stock options (which qualify for certain favorable tax consequences), or as nonqualified stock options. Incentive stock options may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed). The transferability of nonqualified stock options will be determined in each case by the stock option committee described below.

         The Plan is administered by a committee consisting of at least two members of the Board of Directors. Insofar as discretionary options or shares of restricted stock are granted to persons who are subject to Section 16 of the Exchange Act, the committee will consist of at least two directors who within the preceding year have not received discretionary grants under the Plan. The committee determines the employees and directors who will receive options or restricted stock and, based on each such person's position and current and potential contribution to the Company or the Bank, the amount of restricted stock or the number of shares that will be covered by their options. The committee also determines the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable and determines whether termination of an optionee's employment under various circumstances would terminate options granted under the Plan to that person. In addition, the committee determines the restriction period and vesting conditions, the consequences of any termination of employment, and the other terms of any grant of restricted stock. The option price per share is an amount determined by the Board of Directors but will not be less than 100% of the fair market value per share on the date of grant for incentive stock options. The option is payable in full upon exercise. The Company and the Bank receive no consideration upon the granting of an option.

         The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee's consent. Without shareholder approval, the Board of Directors may not adopt any amendment of the Plan that would (1) increase the total number of shares issuable pursuant to incentive stock options under the Plan or materially increase the total number of shares of Common Stock subject to options, (ii) change or modify the class of employees eligible to receive incentive stock options that may participate in the Plan or materially change or modify the class of persons that may participate, or (iii) otherwise materially increase the benefits accruing to participants thereunder.

Employee Stock Ownership Plan

         Effective January 1, 1993, the Company established the Tysons Financial Corporation Employee Stock Ownership Plan (the "ESOP") for all eligible employees. The ESOP covers all salaried employees of the Company or its subsidiaries, 21 years of age or older, who work a minimum of 1,000 hours per year and who have completed at least one year of service with the Company. Contributions are at the discretion of, and determined annually by, the Board of Directors based on the Company's performance. Contributions are not to exceed the maximum amount deductible under the applicable section of the Internal Revenue Code of 1986 (the "Code"). Contributions under the ESOP will be used to purchase Common Stock which is allocated to participants on the basis of the participant's compensation for the year compared to total compensation of all eligible employees. An employee's interest in the amount contributed becomes 20% vested after three years of service and increases incrementally to become 100% vested after seven years of service.

Interests of Management and Directors in Certain Transactions

         Except as described in this Proxy Statement, there are no agreements in existence or anticipated between any organizer, director, or officer of the Bank or the Company relating to the premises, furnishings, equipment, fixtures, or any other property or service of the Bank or the Company. The Bank engages in a full complement of lending and deposit transactions with its directors and executive officers, their associates, and members of their immediate families. These transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of March 31, 1996, loans to directors and executive officers of the Company, and their affiliates, including loans guaranteed by such persons and unfunded commitments made, aggregated $1,124,000, or approximately 25.7% of stockholders' equity of the Company.


         In June 1994, the Company funded the ESOP with a loan provided by Richard Schwartz, a director of the Company, in the original principal amount of $500,000.00. The terms of the loan include quarterly principal payments of $12,500.00 and quarterly interest payments at prime plus 2% with a final payment on June 1, 1998. In management's opinion, the loan is at market terms. The outstanding balance on December 31, 1995, was $425,000.00.

         Joel M. Birken, a Director of the Company is a shareholder in the law firm of Rees, Broome & Diaz, P.C., which regularly acts as counsel to the Company and the Bank. During the fiscal years ending 1994 and 1995, Rees, Broome & Diaz, P.C. performed legal services for the Bank and was paid $28,855 and $99,490, respectively.

    APPROVAL AND RATIFICATION OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors of the Holding Company has appointed KPMG Peat Marwick LLP independent certified public accountants ("KPMG"), as independent certified public accountants for the Company for the fiscal year ending December 31, 1996. KPMG has served the Company as its independent certified public accountants since 1994. The firm is presently serving both the Company and the Bank as independent auditors. A representative of KPMG is expected to attend the Meeting and will be given the opportunity to make a statement on behalf of the firm if he desires to do so. A representative of KPMG is also expected to be available to respond to appropriate questions from shareholders.

         Although not required by the Company's Articles of Incorporation or Bylaws, the Board of Directors deems it to be in the best interests of the Company to submit to the shareholders a proposal to ratify the appointment of KPMG. If the appointment is not approved by a majority of the votes cast at the meeting on this proposal by the holders of the shares of Common Stock of the Company, the appointment of the independent auditors will be reconsidered by the Board of Directors.

         On May 18, 1994, the Company dismissed the firm of Hoffman, Dykes & Fitzgerald, P.C. as the auditors of the Company effective as of that date. The decision to change accountants was approved by the board of directors of the Company.

         The reports of Hoffman, Dykes & Fitzgerald, P.C. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's s financial statements for each of the two fiscal years ended December 31, 1992, and December 31, 1993, and in the subsequent interim period, there were no disagreements with Hoffman, Dykes & Fitzgerald, P.C., on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Hoffman, Dykes & Fitzgerald, P.C., would have caused Hoffman, Dykes & Fitzgerald, P.C., to make reference to the matter in their report. During the two fiscal years ended December 31, 1992, and December 31, 1993, and in the subsequent interim period, no matters occurred which are required to be described pursuant to Item 304(a)(1)(iv) of Regulation S-B.

         On May 18, 1994, the Company engaged KPMG as its independent certified public accountants for the fiscal year ending December 31. 1994, to audit the Company's financial statements. During the Company's two fiscal years ended December 31, 1992 and December 31, 1993 and the subsequent interim period preceding the engagement of KPMG, the Company did not consult KPMG on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

         The Board of Directors recommends a vote FOR ratification of KPMG as independent certified public accountants for the fiscal year ending December 31, 1996.


                        VOTE REQUIRED TO APPROVE MATTERS

         Assuming the presence of a quorum, the affirmative vote of a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of Directors is required for the election of Directors. The ratification of the appointment of KPMG as independent certified public accountants of the Company requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on such ratification.

         Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting. Proxies marked with abstentions as to any proposal, and abstentions on any proposal by shareholders present at the meeting, will be treated as present and entitled to vote for purposes of determining the existence of a quorum and will have the practical effect of a negative vote as to that proposal. In the event of a broker non-vote (i.e., a proxy from brokers marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) with respect to any issue, the proxy will be counted as present for purposes of determining the existence of a quorum but will not be deemed as present and entitled to vote as to that issue for purposes of determining the total number of shares of which a majority is required for adoption.

                          SHAREHOLDER PROPOSALS FOR THE
                       1997 ANNUAL MEETING OF SHAREHOLDER

         Shareholder proposals to be presented at the 1997 Annual Meeting of Shareholders must be received at the Company's executive offices at Suite 100, 8200 Greensboro Drive, McLean, Virginia 22102 by January 3, 1997, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules of the Securities and Exchange Commission in order to be included in the Company's proxy materials.

                                  OTHER MATTERS

         Management of the Company knows of no matters other than those stated above that are to be brought before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with his or her judgment.

         By Order of the Board of Directors.

                                 TERRIE G. SPIRO
                                 President and Chief Executive Officer


May 9, 1996

*******************************************************************************

                                    APPENDIX


                          TYSONS FINANCIAL CORPORATION
            8200 Greensboro Drive, Suite 100, McLean, Virginia 22102

                This proxy is Solicited by the Board of Directors


         The undersigned hereby appoints J. Patrick Rowland and Samuel E. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Tysons Financial Corporation held of record by the undersigned on April 30, 1996, at the Annual Meeting of shareholders to be held on June 14, 1996, or any adjournment thereof.



1. Election of Directors (all nominees are nominated for Class II with the exception of Mr. Wannall, who is nominated for Class I director):


[ ]      For all nominees listed below            [ ]     WITHHOLD AUTHORITY
         (except as marked to the                    to vote for all nominees
         contrary below                                       listed below

Michael Farnum, Beth W. Newburger, William C. Sellery, Jr., St. Clair J. Tweedie, and Stephen A. Wannall.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)



2. Ratification and approval of KPMG Peat Marwick LLP, as the Company's independent certified public accountants.

          [ ] Approval            [ ]  Disapproval          [ ] Abstention

3. In their discretion, the Proxies are authorized to vote upon such other business as may be properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted
(i) FOR the election of all listed nominees, (ii) FOR the ratification and approval of the appointment of the Company's independent certified public accountants, and (iii) at the discretion of the Proxies on any other matter that may properly come before the meeting.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 Dated:                                  , 1996


                                 Signature


                                 Please Print Name


                                 Signature if held jointly


                                 Please Print Name

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.





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